EXHIBIT 16.


                               October 25, 1999



 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C.  20549

 Gentlemen:

           We have read Item 4 of Form 8-K dated October 25, 1999, of Classic Cable, Inc. and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                               Very truly yours,


                               /s/ Ernst & Young LLP